Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-151577; Form S-8 No. 333-105236; Form S-8 No. 333-104804; Form S-8 No. 333-115656; Form S-8 No. 333-124497; Form S-3ASR No. 333-132554; and Form S-8 No. 333-144543) of CME Group Inc. of our report dated February 27, 2007, relating to the financial statements of CBOT Holdings, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)), appearing in this Current Report on Form 8-K of CME Group Inc. and to the reference to us under the heading “Experts” in any prospectus supplement which forms a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

July 30, 2008